UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a party other than the registrant   ☐

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☐	Preliminary proxy statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

QUESTAR CORPORATION

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION

Subsequent to filing and mailing 2009 Proxy Statement of Questar Corporation (the "Company"), the Company discovered an error in a table titled "Grants of Plan-Based Awards" that resulted in a significant overstatement of Mr. Rattie's compensation. The grant date fair value of the stock options granted to Mr. Rattie on February 12, 2008, and shown in column (l) should be $335,400 instead of $1,614,900. The number that appears in the table was incorrectly calculated by multiplying the number of option shares by the closing price of the Company's common stock on the date of grant. The new value reflects the grant date value, as of February 12, 2008, of the stock options granted to Mr. Rattie, calculated in accordance with Statement of Financial Accounting Standards 123R.